Exhibit 99.1

Corning Incorporated www.corning.com

News Release

FOR RELEASE – July 8, 2024

Corning Expects Second-Quarter Core Sales to
Exceed Guidance, with Core EPS at the High End of or Slightly
Above Guided Range

Management now expects Q2 core sales of approximately $3.6 billion, compared with guidance of $3.4 billion, and a return to year-over-year core sales and core EPS growth

Outperformance primarily driven by strong adoption of new optical connectivity products for Generative AI

‘Springboard’ framework is expected to add more than $3 billion in annualized sales and strong incremental profit in the next three years,
as cyclical factors and secular trends combine

CORNING, N.Y. — Corning Incorporated (NYSE: GLW) today provided an update on expectations for its second-quarter 2024 results. The company now expects core sales of approximately $3.6 billion, compared with previous guidance of approximately $3.4 billion, with core EPS at the high end of or slightly above management’s guided range of $0.42 to $0.46.

Wendell Weeks, chairman and chief executive officer, said, “We expect second-quarter core sales to exceed our previous guidance and mark a return to year-over-year growth. The outperformance was primarily driven by the strong adoption of our new optical connectivity products for Generative AI. These results reinforce our confidence in ‘Springboard’ – Corning’s plan to add more than $3 billion in annualized sales in the next three years as cyclical factors and secular trends combine.”

Three Core Components of “Springboard” Framework:

•	Management believes that first-quarter 2024 will be the lowest quarter for the year.
•	The company expects to grow by more than $3 billion in annualized sales in the next three years, driven by a combination of cyclical factors and secular trends. The outlook in each of the company’s markets is positive, and its market positions are strong. Innovative products and deep customer relationships position Corning well to capitalize on these opportunities.
•	As Corning captures this growth, management expects to deliver powerful incremental profit and cash flow. The company already has the required production capacity and technical capabilities in place, and the cost and capital are already reflected in its financials.

© 2024 Corning Incorporated. All Rights Reserved.

Corning Expects Second-Quarter Core Sales to
Exceed Guidance, with Core EPS at the High End of or Slightly Above Guided Range

Weeks continued, “We’re off to a great start with our ‘Springboard’ plan. We’ve positioned the company to capture significant growth with powerful incremental profit and cash flow. Because of our confidence in Springboard, we began buying back our shares in the second quarter. We’re energized by the tremendous opportunity for value creation we’ve built for our shareholders.”

Corning will report second-quarter 2024 results and provide more detail on management’s outlook on July 30, 2024, at 8:30 a.m. EDT.

Presentation of Information in this News Release

This news release includes non-GAAP financial measures. Non-GAAP financial measures are not in accordance with, or an alternative to, GAAP. Corning’s non-GAAP financial measures exclude the impact of items that are driven by general economic conditions and events that do not reflect the underlying fundamentals and trends in the company’s operations. The company believes presenting non-GAAP financial measures assists in analyzing financial performance without the impact of items that may obscure trends in the company’s underlying performance. Definitions of these non-GAAP financial measures and reconciliations of these non-GAAP financial measures to the most directly comparable GAAP financial measures can be found on the company’s website by going to the Investor Relations page and clicking “Quarterly Results” under the “Financials and Filings” tab. These reconciliations also accompany this news release.

With respect to the outlook for future periods, it is not possible to provide reconciliations for these non-GAAP measures because management does not forecast the movement of foreign currencies against the U.S. dollar, or other items that do not reflect ongoing operations, nor does it forecast items that have not yet occurred or are out of management’s control. As a result, management is unable to provide outlook information on a GAAP basis.

Caution Concerning Forward-Looking Statements

The statements contained in this release and related comments by management that are not historical facts or information and contain words such as “will,” “believe,” “anticipate,” “expect,” “intend,” “plan,” “seek,” “see,” “would,” “target,” “estimate,” “forecast” or similar expressions are forward-looking statements. These forward-looking statements are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995 and include estimates and assumptions related to economic, competitive and legislative developments. Such statements relate to future events that by their nature address matters that are, to different degrees, uncertain. These forward-looking statements relate to, among other things, the company’s future operating performance, the company’s share of new and existing markets, the company’s revenue and earnings growth rates, the company’s ability to innovate and commercialize new products, the company’s expected capital expenditure and the company’s implementation of cost-reduction initiatives and measures to improve pricing, including the optimization of the company’s manufacturing capacity.

© 2024 Corning Incorporated. All Rights Reserved.

Corning Expects Second-Quarter Core Sales to
Exceed Guidance, with Core EPS at the High End of or Slightly Above Guided Range

Although the company believes that these forward-looking statements are based upon reasonable assumptions regarding, among other things, current estimates and forecasts, general economic conditions, its knowledge of its business and key performance indicators that impact the company, there can be no assurance that these forward-looking statements will prove to be accurate, as actual results and future events could differ materially from those anticipated in such statements. The company undertakes no obligation to update forward-looking statements if circumstances or management’s estimates or opinions should change except as required by applicable securities laws.

Some of the risks, uncertainties and other factors that could cause actual results to differ materially from those expressed in or implied by the forward-looking statements include, but are not limited to: global economic trends, competition and geopolitical risks, or an escalation of sanctions, tariffs or other trade tensions between the U.S. and China or other countries, and related impacts on our businesses’ global supply chains and strategies; changes in macroeconomic and market conditions and market volatility, including developments and volatility arising from health crisis events, inflation, interest rates, the value of securities and other financial assets, precious metals, oil, natural gas, raw materials and other commodity prices and exchange rates (particularly between the U.S. dollar and the Japanese yen, New Taiwan dollar, euro, Chinese yuan and South Korean won), the availability of government incentives, decreases or sudden increases of consumer demand, and the impact of such changes and volatility on our financial position and businesses; the duration and severity of health crisis events, such as an epidemic or pandemic, and its impact across our businesses on demand, personnel, operations, our global supply chains and stock price; possible disruption in commercial activities or our supply chain due to terrorist activity, cyber-attack, armed conflict, political or financial instability, natural disasters, international trade disputes or major health concerns; loss of intellectual property due to theft, cyber-attack, or disruption to our information technology infrastructure; ability to enforce patents and protect intellectual property and trade secrets; disruption to Corning’s, our suppliers’ and manufacturers’ supply chain, equipment, facilities, IT systems or operations; product demand and industry capacity; competitive products and pricing; availability and costs of critical components, materials, equipment, natural resources and utilities; new product development and commercialization; order activity and demand from major customers; the amount and timing of our cash flows and earnings and other conditions, which may affect our ability to pay our quarterly dividend at the planned level or to repurchase shares at planned levels; the amount and timing of any future dividends; the effects of acquisitions, dispositions and other similar transactions; the effect of regulatory and legal developments; ability to pace capital spending to anticipated levels of customer demand; our ability to increase margins through implementation of operational changes, pricing actions and cost reduction measures; rate of technology change; adverse litigation; product and component performance issues; retention of key personnel; customer ability to maintain profitable operations and obtain financing to fund ongoing operations and manufacturing expansions and pay receivables when due; loss of significant customers; changes in tax laws, regulations and international tax standards; the impacts of audits by taxing authorities; the potential impact of legislation, government regulations, and other government action and investigations; and other risks detailed in Corning’s SEC filings.

© 2024 Corning Incorporated. All Rights Reserved.

Corning Expects Second-Quarter Core Sales to
Exceed Guidance, with Core EPS at the High End of or Slightly Above Guided Range

For a complete listing of risks and other factors, please reference the risk factors and forward-looking statements described in our annual reports on Form 10-K and quarterly reports on Form 10-Q.

Web Disclosure

In accordance with guidance provided by the SEC regarding the use of company websites and social media channels to disclose material information, Corning Incorporated (“Corning”) wishes to notify investors, media, and other interested parties that it uses its website (https://www.corning.com/worldwide/en/about-us/news-events.html) to publish important information about the company, including information that may be deemed material to investors, or supplemental to information contained in this or other press releases. The list of websites and social media channels that the company uses may be updated on Corning’s media and website from time to time. Corning encourages investors, media, and other interested parties to review the information Corning may publish through its website and social media channels as described above, in addition to the company’s SEC filings, press releases, conference calls, and webcasts.

About Corning Incorporated

Corning (www.corning.com) is one of the world’s leading innovators in materials science, with a 170-year track record of life-changing inventions. Corning applies its unparalleled expertise in glass science, ceramic science, and optical physics along with its deep manufacturing and engineering capabilities to develop category-defining products that transform industries and enhance people’s lives. Corning succeeds through sustained investment in RD&E, a unique combination of material and process innovation, and deep, trust-based relationships with customers who are global leaders in their industries. Corning’s capabilities are versatile and synergistic, which allows the company to evolve to meet changing market needs, while also helping its customers capture new opportunities in dynamic industries. Today, Corning’s markets include optical communications, mobile consumer electronics, display, automotive, solar, semiconductors, and life sciences.

Media Relations Contact:
Michael A. West Jr.
(607) 684-1167
westm4@corning.com

Investor Relations Contact:
Ann H.S. Nicholson
(607) 974-6716
nicholsoas@corning.com

© 2024 Corning Incorporated. All Rights Reserved.